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                                  EXHIBIT 10.88

                                    GUARANTEE


         THIS GUARANTEE (hereinafter referred to as the "Guarantee") is made and entered into effective this 11th day of June, 1996, by Logan Medical Devices, Inc. (hereinafter referred to as the "Company"), a Colorado corporation with its principal executive offices located at 506 Paula Avenue, Glendale, California 91201, in favor and for the benefit of Namulas Pension Trustees Limited ("hereinafter referred to as "NPTL"), whose address is The Priory Hitchen, SG5 2DW , United Kingdom.

         WHEREAS, Logan Research Limited (hereinafter referred to as "LRL"), a private United Kingdom company limited by shares with its principal executive offices located at 74 College Road, Maidstone, Kent, ME15 6SL, United Kingdom, has entered into that certain Underlease (hereinafter referred to as the "Underlease") dated March 24, 1995, with NPTL in relation to Units B2 and B3, Anthony's Way, Frindsbury, Rochester, Kent, United Kingdom, a copy of which Underlease is attached hereto and incorporated herein by this reference.

         WHEREAS, the Company agreed, pursuant to that certain Agreement (hereinafter referred to as the "Agreement") dated June 11, 1996, by and among the Company, Pollution Research and Control Corp. and Ronald Bruce Logan-Sinclair and Howard George Vincent Cooke, the former owners of record and beneficially of all of the 6,300 issued and outstanding 1 pound ordinary shares (hereinafter referred to as the "Common Shares") of LRL, to guarantee the obligations of LRL under the terms of the Underlease in connection with the acquisition by the Company of the Common Shares pursuant to the Agreement.

         WHEREAS, the Company desires pursuant to the Agreement and this Guarantee to guarantee the obligations, responsibilities and commitments of LRL under the terms and conditions of the Underlease.

         NOW, THEREFORE, the Company hereby enters into this Guarantee as follows:

         1. Guarantee. The Company hereby guarantees to NPTL that, in the event that LRL is unable to perform any or all of its obligations, responsibilities and commitments under the Underlease for any reason, then, and in that event, the Company will perform any or all of the obligations, responsibilities and commitments of LRL under the terms and conditions of the Underlease.

         2. Term of Guarantee. The term of this Guarantee shall continue through and including the contractual termination date of the Underlease, but shall not extend to any continuation, renewal or extension beyond the contractual termination date of the Underlease.

         3. Notices. Any notices required or permitted to be given under this Guarantee shall be sufficient if in writing and delivered or sent by registered or certified mail to the address of the parties set forth hereinabove.





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         4. Assignment. This Guarantee and the obligations of the Company hereunder shall inure to the benefit of and shall be binding upon its successors and assigns.

         5. Applicable Law. It is the intention of the parties hereto that this Guarantee and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Colorado and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Guarantee, the laws of the State of Colorado shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

         6. Attorneys' Fees. The Company agrees that, should litigation arise in relation to this Guarantee or its enforcement, as between the Company and NPTL, the Company agrees to pay NPTL the amount of NPTL's reasonable attorneys' fees, expenses and costs if the Company is the losing party.

         IN WITNESS WHEREOF, the Company has duly executed and delivered this Guarantee effective as of the day and year first above written.

ATTEST:                                  LOGAN MEDICAL DEVICES, INC.




By:                                      By:/s/ Ronald Bruce Logan-Sinclair
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                      , Secretary               Ronald Bruce Logan-Sinclair,
                                                             President